Exhibit 10.1

UAL CORPORATION

2006 MANAGEMENT EQUITY INCENTIVE PLAN

1.             Purpose

The purposes of the UAL Corporation 2006 Management Equity Incentive Plan (the “MEIP”) are to attract and retain outstanding individuals as officers and key employees of UAL Corporation (the “Company”) and its subsidiaries in connection with the Company’s emergence from bankruptcy, to further align their interests with those of the Company’s shareholders through compensation that is based on shares of the Company’s common stock, par value $.01 per share (“Common Stock”), and to furnish incentives to such persons by providing them opportunities to acquire shares of Common Stock on advantageous terms as herein provided.

2.             Definitions

The following capitalized terms have the meanings set forth in this Section:

(a)           Affiliate:  All persons with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Code.

(b)           Award:  An Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Share, or Other Share-Based Award granted pursuant to the MEIP.

(c)           Board:  The Board of Directors of the Company.

(d)           Broker Exercise Notice: A written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates (by electronic means or otherwise) to be issued upon such exercise directly to such broker or dealer or their nominee.

(e)           Cause: One or more of:  (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

(f)            Change in Control:  An event described in Section 13(a), provided such event is a “change of control”, as such term is defined in Section 409A of the Code.

(g)           Code:  The U.S. Internal Revenue Code of 1986, as amended, or any successor law (including, when the context requires, all regulations, interpretations and rulings issued thereunder).

(h)           Committee:  A committee of the Board, provided that, so long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, such committee will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.  As of the Effective Date, the Committee shall be the Human Resources Subcommittee of the Board.

(i)            Common Stock:  The Company’s common stock, par value $.01 per share, issued on or after the Effective Date.

(j)            Company:   UAL Corporation, a Delaware corporation.

(k)           Continuity Director:  An individual described in Section 13(a).

(l)            Disability: Disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Award subject to Section 409A of the Code is triggered by a Participant’s Disability, such term will mean that the Participant is “disabled” as defined by Section 409A of the Code.

(m)          Effective Date:  The date specified in Section 5.

(n)           Exchange Act:  The U.S. Securities Exchange Act of 1934, as amended, or any successor law.

(o)           Exercise Price:  The purchase price per share of Common Stock under the terms of an Incentive Stock Option, a Nonqualified Stock Option, or a Stock Appreciation Right as determined pursuant to Section 6, 7 or 9, respectively.

(p)           Fair Market Value:  Unless otherwise determined by the Committee, the fair market value of the Company’s shares of Common Stock as of any date shall be: (i) the mean between the lowest and highest reported sale prices of the Common Stock on that date with respect to the Common Stock, if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the Nasdaq Stock Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market, the mean between the lowest and highest reported sale prices as of such date, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

(q)           Incentive Stock Option:  A stock option granted pursuant to Section 6.  To the extent that any Incentive Stock Option granted under the MEIP ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the MEIP but will thereafter be deemed to be a Nonqualified Stock Option.

(r)            MEIP:  The UAL Corporation 2006 Management Equity Incentive Plan, as may be amended from time to time.

(s)           Nonqualified Stock Option:  A stock option granted pursuant to Section 7.

(t)            Option:  An Incentive Stock Option or a Nonqualified Stock Option.

(u)           Other Share-Based Awards:  Awards granted pursuant to Section 11.

(v)           Participant:  Officers and other employees of the Company and its Subsidiaries as the Committee in its sole discretion may designate from time to time to participate hereunder.

(w)          Previously Acquired Shares:  Shares of Common Stock that are already owned by the Participant or, with respect to any Award, that are to be issued upon the grant, exercise or vesting of such Award.

(x)            Restricted Share: A restricted share of Common Stock granted pursuant to Section 10.

(y)           Retirement:  Termination of Employment at or after attaining age 55 and completing ten (10) years of service with the Company or an Affiliate, or Termination of Employment after attaining age 65.  With respect to a Participant who was in the employ of a corporation or other organization whose business was acquired by the Company or any Affiliate, if (and only to the extent) specifically provided by the Committee, service will include the period of service such Participant was in the employ of such corporation or other organization prior to such acquisition).

(z)            Stock Appreciation Right.  A stock appreciation right granted pursuant to Section 9.

(aa)         Shareholder Approval Date:  The date, if any, on which the MEIP is approved by the Company’s stockholders, or is otherwise treated as approved by the Company’s stockholders for purposes of Section 422 of the Code.

(bb)         Subsidiary:  United Air Lines, Inc., any other corporation all of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and any other such entity, corporate or otherwise, as the Company in its sole discretion from time to time determines to be a Subsidiary.

(cc)         Termination of Employment.  A complete severance of an employee’s relationship with the Company and all Affiliates, for any reason.  For any Award subject to Section 409A of the Code, a Participant will be treated as having a Termination of Employment only if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.

3.             Shares Subject to the MEIP

(a)           Subject to adjustment as provided in Section 19, the maximum number of shares of Common Stock that will be available for issuance under the MEIP will be 9,825,000 shares of Common Stock.  The shares available for issuance under the MEIP may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the MEIP to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

(b)           Shares of Common Stock that are issued under the MEIP or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the MEIP; provided, however, that shares subject to an Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the MEIP.  To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the MEIP.

4.             Administration

(a)           All Awards granted under the MEIP shall be granted by the Committee.  The MEIP shall be administered by the Committee, including for all grants with respect to any “officer” as that term is defined in Rule 16a-1(f) under the Exchange Act.  The Committee is authorized to interpret the provisions of the MEIP and any Award agreement, to determine the terms and conditions of Awards to be granted under the MEIP and to make all other determinations necessary or advisable for the administration of the MEIP, but only to the extent not contrary to or inconsistent with the express provisions of the MEIP.  Determinations, decisions and actions of the Committee in connection with the construction, interpretation, administration or application of the MEIP will be final, conclusive and binding upon any Participant and any person claiming under or through the Participant.  No member of the Committee will be liable for any determination, decision or action made in good faith with respect to the MEIP or any Awards granted under the MEIP.  To the extent consistent with Delaware corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the MEIP pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to Section 16 of the Exchange Act.  The MEIP is not intended to modify or limit the powers, duties or responsibilities of either the Board or the Committee as set forth under the UAL Corporation Restated Certificate of Incorporation.

(b)           Notwithstanding any other provision of the MEIP other than Section 19, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by:  (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price or (B) Restricted Shares; or (iii) repurchasing the underwater Options and granting new Awards under the MEIP.  For purposes of this Section 4(b), an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

(c)           In addition to the authority of the Committee under Section 4(a) and notwithstanding any other provision of the MEIP, the Committee may, in its sole discretion, amend the terms of the MEIP or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the MEIP, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee shall have no authority, however, to take action pursuant to this Section 4(c): (i) to reserve shares or grant Awards in excess of the limitations provided in Section 3; (ii) to effect any re-pricing in violation of Section 4(b); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Sections 6(a) and 7(a); or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or the rules of any applicable national exchange or market on which the Common Stock is listed or quoted.

(d)           Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Award subject to such written terms and conditions determined necessary or desirable to cause such Award to comply in form and operations with the requirements of Section 409A of the Code.  It is intended that the Plan and all Awards determined to be subject to the requirements of Section 409A of the Code comply in form and operation with the requirements of Section 409A of the Code.  In the event that any provision in this MEIP shall be subject to more than one interpretation, such provision shall be interpreted so as to comply with the requirements of Section 409A of the Code.  In the event that it is not possible to grant a particular Award that would comply with Section 409A, it is intended that the Committee shall make an alternative Award that would comply with Section 409A of the Code.

(e)           The Company makes no warranties regarding the tax treatment to any person of any Awards made pursuant to the Plan and each Participant will hold the Committee, the Company, and its officers, directors, employees, agents, and advisors free from any liability resulting from any tax position taken in good faith in connection with the Plan.

5.             Term of the MEIP

The MEIP shall be effective as of the effective date of the Company’s confirmed plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Effective Date”) and shall remain in effect as long as any Awards under it remain outstanding.  No Award may be granted under the MEIP after the tenth anniversary of the Effective Date, but the term of any Award theretofore granted may extend beyond that date.

6.             Incentive Stock Options

Incentive Stock Options are intended to satisfy the requirements applicable to “incentive stock options” described in Section 422(b) of the Code or any successor provision.  Incentive Stock Options may be granted under the MEIP only if the Shareholder Approval Date is before the first anniversary of the Effective Date.  Incentive Stock Options shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)           The Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option.  Options shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

(b)           The term of each Option shall be fixed by the Committee; in no event, however, shall the period for exercising an Incentive Stock Option extend more than 10 years from the date of grant.

(c)           The aggregate Fair Market Value (determined on the date of grant) of the shares of Common Stock for which Incentive Stock Options are exercisable for the first time in any calendar year (under all options plans of the Company and its parent and Subsidiary corporations) for any Participant shall not exceed $100,000.

(d)           Incentive Stock Options shall not be transferable by a Participant other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)           Notwithstanding clauses (a) and (b) above, the Exercise Price of Incentive Stock Options granted to any individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (within the meaning of Section 422(b) of the Code) shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant and the term of any Incentive Stock Option granted to such individual shall not exceed five years from the date of grant.

7.             Nonqualified Stock Options

Nonqualified Stock Options are not intended to satisfy the requirements applicable to “incentive stock options” described in Section 422(b) of the Code or any successor provision, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)           The Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of such Nonqualified Stock Option.  Nonqualified Stock Options shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

(b)           The term of each Nonqualified Stock Option shall be fixed by the Committee; in no event, however, shall the period for exercising a Nonqualified Stock Option extend more than 10 years from the date of grant.

8.             Option Exercise and Payment Terms

(a)           The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft, wire transfer or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

(b)           An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the MEIP and in the agreement, notice or schedule evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with clause (a) above.

9.             Stock Appreciation Rights

The Committee may, in its discretion grant a Stock Appreciation Right to the holder of any Nonqualified Stock Option granted hereunder.  In addition, a Stock Appreciation Right may be granted independently of and without relation to any Nonqualified Stock Option.  Stock Appreciation Rights shall be subject to such terms and conditions consistent with the MEIP as the Committee shall impose from time to time including the following:

(a)           A Stock Appreciation Right may be granted with respect to a Nonqualified Stock Option at the time of its grant or at any time thereafter.

(b)           Each Stock Appreciation Right will entitle the Participant to elect to receive in cash up to 100% of the appreciation in Fair Market Value of the shares of Common Stock subject thereto up to the date the Stock Appreciation Right is exercised.  In the case of a Stock Appreciation Right issued in relation to a Nonqualified Stock Option, such appreciation will be measured from the Nonqualified Stock Option’s Exercise Price.  In the case of a Stock Appreciation Right issued independently of any Nonqualified Stock Option, the appreciation shall be measured from not less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(c)           The Committee shall have the discretion to satisfy a Participant’s right to receive the amount of cash as determined in Section 9(b), in whole or in part, by the delivery of shares of Common Stock valued as of the date of the Participant’s exercise.

(d)           In the event of the exercise of a Stock Appreciation Right, the number of shares of Common Stock reserved for issuance hereunder (and the shares of Common Stock subject to the related Nonqualified Stock Option, if any) shall be reduced by the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

10.           Restricted Shares

The Committee is hereby authorized to grant Awards of Restricted Shares to Participants with the following terms and conditions:

(a)           During the Restricted Period (as defined in Section 10(b)), Participant shall not sell, assign,

exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber any of the Restricted Shares.  Upon grant of the Award of Restricted Shares, however, Participant shall thereupon be a stockholder with respect to all shares of Common Stock subject to the Restricted Share Award and shall have all the rights of a stockholder with respect to such shares of Common Stock, including the right to vote such shares and to receive all dividends and other distributions.

(b)           The term “Restricted Period” shall mean any period as set by the Committee, not to exceed ten years, ending upon such conditions as the Committee may deem appropriate, including, without limitation, achievement of certain goals and/or that the Participant has remained continuously employed by the Company or its Subsidiaries for a certain period.

(c)           To enforce the restrictions referred to in this Section 10, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

11.           Other Share-Based Awards

The Committee, in its sole discretion, may grant to Participants such other Awards including, without limitation, dividends and dividend equivalents and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Common Stock.  Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the MEIP. Subject to the provisions of the MEIP, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Common Stock so awarded and issued shall be fully paid and nonassessable).

12.           Effect of Termination of Employment

(a)           Termination of Employment Due to Death or Disability.  In the event of a Participant’s Termination of Employment by reason of death or Disability:

(i)            All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of twelve (12) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

(ii)           All Restricted Shares then held by the Participant will become fully vested; and

(iii)          Any conditions with respect to the issuance of shares of Common Stock pursuant to Other Share-Based Awards which are based on a performance period will lapse with respect to that portion of such shares equal to the ratio of the full months of the Participant’s service within the performance period to the total months of the performance period.  Unless otherwise provided by the Committee, all other Other Share-Based Stock Awards held by the Participant will terminate and be forfeited.

(b)           Termination of Employment Due to Retirement.  In the event of a Participant’s Termination of Employment by reason of Retirement:

(i)            All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable in full until the expiration date of any such Option or Stock Appreciation Right;

(ii)           All Restricted Shares then held by the Participant that have not vested as of such Termination of Employment will become fully vested; and

(iii)          Any conditions with respect to the issuance of shares of Common Stock pursuant to Other Share-Based Awards which are based on a performance period will lapse with respect to that portion of such shares equal to the ratio of the full months of the Participant’s service within the performance period to the total months of the performance period.  Unless otherwise provided by the Committee, all other Other Share-Based Stock Awards held by the Participant will terminate and be forfeited.

(c)           Termination of Employment for Reasons Other than Death, Disability or Retirement. In the event of a Participant’s Termination of Employment for any reason other than death, Disability or Retirement, or if a Participant is in the employ of an Affiliate and the entity ceases to be an Affiliate of the Company (unless the Participant continues in the employ of the Company or another Subsidiary Affiliate):

(i)            All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).  Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(ii)           All Restricted Shares then held by the Participant that have not vested as of such Termination of Employment will be terminated and forfeited; and

(iii)          All Other Share-Based Awards then held by the Participant will be terminated and forfeited.

(d)           Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 12, upon a Participant’s Termination of Employment, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such Termination of Employment, and Restricted Shares and Other Share-Based Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such Termination of Employment, in each case in the manner determined by the Committee; provided, however, that no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 12(d) but in no event beyond its expiration date.  Modification of an Incentive Stock Option that is intended to qualify under Section 422 of the Code will be limited to those modifications permitted under Section 422 of the Code.

(e)           Effects of Actions Constituting Cause.  Notwithstanding anything in the MEIP to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause, irrespective of whether such action or the Committee’s determination occurs before or after such Participant’s Termination of Employment, all rights of the Participant under the MEIP and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.  The Company may defer the exercise of any Option or Stock Appreciation Right, the vesting of any Restricted Shares or the issuance of any shares of Common Stock pursuant to any Other Share-Based Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

(f)            Determination of Termination of Employment.  Unless the Committee otherwise determines in its sole discretion, a Participant’s Termination of Employment will, for purposes of the MEIP, be deemed to have occurred on the date recorded on the personnel or other records of the Company or the Affiliate for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

13.           Change in Control

(a)           Change in Control Defined.  A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)            any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes during the 12-month period ending on the date of the most recent acquisition, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, other than in a transaction arranged or approved by the Continuity Directors prior to its occurrence; provided, however, that if any such person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, a Change in Control will be deemed to have occurred whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Continuity Directors prior to its occurrence, and provided further that the provisions of this subparagraph (i) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company’s outstanding securities in a transaction which complies with the provisions of subparagraph (iii) of this Section 13(a) (e.g., a reverse triangular merger); or

(ii)           there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation that constitutes a “change of control”  event under Section 409A of the Code (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no “person” (as defined under subparagraph (a) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation); or

(iii)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(iv)          during any 12-month period the Continuity Directors cease for any reason to constitute at least a majority of the Board.

For Purposes of this Section 13, “Continuity Director” means any individual who was a member of the Board on the Effective Date, while he or she is a member of the Board, and any individual who subsequently becomes a member of the Board whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors who are Continuity Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination).  For example, assuming that twelve individuals comprise the entire Board as of the Effective Date, if a majority of such individuals approved a proxy statement in which two different individuals were nominated to replace two of the individuals who were members of the Board as of the Effective Date, these two newly elected directors would join the remaining ten directors who were members of the Board as of the Effective Date as Continuity Directors.  Similarly, if subsequently a majority of these directors approved a proxy statement in which three different individuals were nominated to replace three other directors who were members of the Board as of the Effective Date, these three newly elected directors would also become, along with the other nine directors, Continuity Directors.  Individuals subsequently joining the Board could become Continuity Directors under the principles reflected in this example.

(b)           Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 4 and 19, if a Change in Control of the Company occurs, then: (i) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (ii) all Restricted Shares will become immediately fully vested and non-forfeitable; and (iii) any conditions to the issuance of shares of Common Stock pursuant to Other Share-Based Awards will lapse.

(c)           Cash Payment.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Award at the time of grant or at any time after the grant of an Award, and without the consent of any Participant affected thereby, may determine that: (i) some or all Participants holding outstanding Options and/or Stock Appreciation Rights will receive, with respect to some or all of the shares of Common Stock subject to such Options or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options or Stock Appreciation Rights (or, in the event that there is no excess, that such Options or Stock Appreciation Rights will be terminated); and (ii) some or all Participants holding Other Share-Based Awards will receive, with respect to some or all of the shares of Common Stock subject to such Other Share-Based Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

14.           Nontransferability of Awards

(a)           Except as otherwise provided by the Committee, each Award granted under this MEIP shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(b)           Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Nonqualified Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.           Other Provisions

The grant of any Award under the MEIP may also be subject to other provisions (whether or not applicable to the grant of an Award to any other Participant) as the Committee determines appropriate, including, without limitation,

(a)           provisions requiring that grants of Awards under the MEIP be evidenced by a written agreement, notice or schedule (in form and substance as deemed appropriate by the Committee);

(b)           provisions concerning vesting;

(c)           restrictions on resale or other disposition of shares of Common Stock delivered in connection with such Awards;

(d)           such provisions or, as determined by the Committee, modifications to outstanding Awards as may be appropriate to comply with federal or state securities laws and stock exchange requirements;

(e)           understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the MEIP; and

(f)            other provisions and terms not inconsistent with the MEIP.

16.           Tax Withholding

The Company is entitled to withhold the amount of taxes which the Company in its discretion deems necessary to satisfy any applicable federal, state and local tax withholding obligations arising from Awards granted under the MEIP, or to make other appropriate arrangements with Participants to satisfy such obligations.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in this Section by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

17.           Limitation of Implied Rights

(a)           Neither a Participant nor any other person shall, by reason of participation in the MEIP or the grant of any Award hereunder, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the MEIP.  A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the MEIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the MEIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any amounts to any person.

(b)           The MEIP does not constitute a contract of employment, and selection as a Participant will not give such Participant the right to be so retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the MEIP, unless such right or claim has specifically accrued under the terms of the MEIP.  Except as otherwise provided in the MEIP, no Award granted under the MEIP shall confer upon any Participant any rights as shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

18.           Successors and Assigns

The MEIP and any Award granted thereafter shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

19.           Adjustment Provisions

In the event of a corporate transaction involving the Company (including, without limitation, any Common Stock dividend, Common Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards without enlargement or diminution to preserve the benefits or potential benefits of the Awards intended to be made available under the MEIP.  Action by the Committee may include:  (i) adjustment of the number and kind of shares which may be delivered under the MEIP; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights; (iv) cancellation or termination of outstanding Awards in exchange for a payment (in cash or property) to the Participant of an amount determined by the Committee prior to such provision to be equitable; (v) substitution of other awards or rights in place of outstanding Awards on terms and conditions determined by the Committee prior to such provision to be equitable; and (vi) any other adjustments that the Committee determines prior to such provision to be equitable or appropriate.

20.           Amendment or Termination

The Board may amend the MEIP from time to time or terminate the MEIP at any time, but no such action, without the Participant’s consent, shall adversely affect the rights of a Participant under any Award granted, and no such amendments to the MEIP will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any national securities exchange or the Nasdaq Stock Market if the Common Stock is listed or quoted thereon; or (ii) such amendment seeks to modify Section 4(b) or 13(b) hereof.

21.           Choice of Law

The validity, construction, interpretation, administration and effect of the MEIP and any rules, regulations and actions relating to the MEIP will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.   In the event of any conflict or inconsistency between the MEIP and any agreement or notice evidencing an Award, the MEIP shall prevail.